Exhibit 10.7

BAY COMMERCIAL BANK

2014 EQUITY INCENTIVE PLAN

The purposes of the Bay Commercial Bank 2014 Omnibus Equity Incentive Plan (the “Plan”) are to foster and promote the long-term financial success of Bay Commercial Bank (the “Bank”) and its affiliates and materially increase shareholder value by (i) motivating superior performance by Participants, (ii) providing Participants with an ownership interest in the Bank, and (iii) enabling the Bank to attract and retain the services of outstanding Employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

ARTICLE I:
DEFINITIONS

In addition to the terms defined in the preamble above and elsewhere in the Plan, the following capitalized terms used in this Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

“Award Agreement” means any written agreement, contract, certificate or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

“Award” means any Option, SAR, award of Restricted Stock or Restricted Stock Units, Stock Award, Other Stock-Based Award, or Performance Award granted under the Plan.

“Board” or “Board of Directors” means the Board of Directors of the Bank, as it may be constituted from time to time.

“Cause” means, except as otherwise defined in an Award Agreement, with respect to any Participant (as determined by the Committee in its sole discretion) (i) the continued and willful failure of the Participant substantially to perform the duties of his or her employment or service for the Bank (other than any such failure due to the Participant’s disability); (ii) the participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the Bank or any of its affiliates, including, but not limited to by way of damage to the Bank’s or an affiliate’s reputation or public standing; (iii) the Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony or (iv) the Participant’s material violation or breach of the Bank’s or any affiliate’s code of conduct or ethics or other Bank policy or rule or the material breach by the Participant of any of his or her obligation sunder any written covenant or agreement with the Bank or any of its affiliates; or (v) any failure by the Participant to cooperate, if requested by the Bank, with any investigation or inquiry into the Participant’s or the Bank’s business practices, whether internal or external, including, but not limited to, the Participant’s refusal to be deposed or to provide testimony at any trial or inquiry; provided that, with respect to any Participant who is a party to an employment agreement or service contract with the Bank or any affiliates, “Cause” shall have the meaning specified in such agreement.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

“Committee” means the HR/Compensation Committee of the Board of Directors, or any successor committee thereto, or such other committee of the Board of Directors as is appointed or designated by the Board to administer the Plan; provided, however, that the number of members of the committee and their qualifications shall at all times that the Bank or its officers and directors, by reason of their status as officers or directors of the Bank, are subject to such laws, satisfy the requirements for exemptions under Rule 16b-3 and tax deductibility under Section 162(m). The full Board may perform any function of the Committee hereunder, except with respect to matters which under Rule 16b-3, Section 162(m) or other applicable law (including stock exchange rules) are required to be determined in the sole discretion of the Committee.

“Common Stock” means the common stock, par value $0.01 per share (as such par value may be adjusted from time to time), of the Bank.

“Covered Person” means an Eligible Individual who is determined by the Committee to be a “covered employee” as defined in Section 162(m) for the purpose of receiving performance-based compensation complying with Section 162(m).

“Eligible Individual” means any Employee, Non-Employee Director or natural person who is a consultant to the Bank.

“Employee” means any officer or other employee of the Bank.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock as of any date and unless otherwise determined by the Committee, shall be determined as follows:

(i) If the Common Stock is listed on any established stock exchange, system or market, the Fair Market Value of a share of Common Stock shall be (1) the closing price for a share of Common Stock as quoted on such exchange, system or market, as reported in the Wall Street Journal or other such source as the Committee deems reliable, on the date on which such value is being determined or the last trading day immediately before such day; (2) the sale price for the last sale before or the first sale after the time on which such value is being determined; or (3) such other reasonable method using actual transactions in such market as reported by such market as may be determined by the Committee.

(ii) In the absence of an established market for shares of Common Stock, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee by a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

2

In all cases Fair Market Value shall be determined in accordance with Treas. Reg. §1.409A-1(b)(5)(iv).

“Incentive Stock Option” or “ISO” means an option granted under Article V designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto and qualifying thereunder.

“Non-Employee Director” means a member of the Board who is not an Employee.

“Non-Qualified Stock Option” means an option granted under Article V that is not designated as an incentive stock option by the Committee, or an option that is designated as an incentive stock option to the extent such option does not comply with the provisions of Section 422 of the Code.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” means any right granted under Section 8.2.

“Participant” means any Eligible Individual who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Individual.

“Person” means any individual, corporation, joint venture, association, partnership, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Reporting Person” means any Eligible Individual subject to Section 16 of the Exchange Act with respect to the Bank.

“Restricted Stock” means a grant of shares of Common Stock pursuant to Article VI which is subject to certain restrictions and to a risk of forfeiture.

“Restricted Stock Unit” means a contractual right underlying an Award granted under Article VI that is denominated in shares of Common Stock, which unit represents a right to receive a share of Common Stock (or the value of a share of Common Stock) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

“SAR” or “Stock Appreciation Right” means the right to receive a payment in cash or shares of Common Stock equal to the amount of appreciation, if any, in the Fair Market Value of a share of Common Stock from the date of grant of the right to the date of its payment, and which may be awarded to Eligible Individuals under Article V.

3

“Section 162(m)” means Section 162(m) of the Code and regulations promulgated thereunder.

“Section 409A” means Section 409A of the Code and regulations promulgated thereunder.

“Separation from Service” means (i) with respect to an Eligible Individual who is an employee of the Bank, the termination of his employment with the Bank that constitutes a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1(h)(1), (ii) with respect to an Eligible Individual who is a consultant of the Bank, the expiration of his contract or contracts under which services are performed that constitutes a “separation from service” within the meaning of Treas. Reg. Section 1.409A-1(h)(2), or (iii) with respect to an Eligible Individual who is a Non-Employee Director, the date on which such Non-Employee Director ceases to be a member of the Board for any reason.

“Specified Employee” means “specified employee” as such term is defined in Section 409A.

“Stock Award” means award of shares of Common Stock pursuant to Section 8.1.

“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a Person acquired by the Bank or with which the Bank combines.

“Successor” means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee, acquire the right to receive cash and/or shares of Common Stock issuable in satisfaction of an Award.

4

ARTICLE II:
ADMINISTRATION

2.1           Generally. The Committee shall have the authority to control and manage the operation and administration of the Plan; provided, however, that all acts and authority of the Committee pursuant to this Plan are subject to the provisions of the Committee’s charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board.

2.2           Grant of Awards. The Committee has the exclusive power to make Awards, to determine when and to which Eligible Individuals Awards will be granted, the types of Awards and the number of shares of Common Stock covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and, subject to the terms of the Plan and applicable law, to cancel, suspend or amend existing Awards.

2.3           Section 162(m). Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m), and to take such action, establish such procedures, and impose such restrictions as necessary to conform to such requirements. Notwithstanding any provision of the Plan to the contrary, if an Award under this Plan is intended to qualify as performance-based compensation under Section 162(m) and the regulations issued thereunder and a provision of this Plan would prevent such Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

2.4           Payment of Awards. The Committee may, subject to Section 12.3, determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, shares of Common Stock or other Awards or other property, or canceled, forfeited or suspended.

2.5           Interpretation. The Committee has the authority to interpret the Plan and any Award made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Award Agreements entered into hereunder (not inconsistent with the Plan), to amend the terms and provisions of any such Award Agreement (not inconsistent with the Plan) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems desirable. The determinations of the Committee in the administration of the Plan as described herein will be final, binding and conclusive on all interested parties.

2.6           Delegation of Authority. Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, however, the Committee shall not delegate any such authority with respect to any Awards made to a Reporting Person. The Committee may revoke any such allocation or delegation at any time.

5

2.7           Cooperation. The Bank and any affiliate will, to the fullest extent permitted by law, furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Bank and any affiliate as to an Eligible Individual’s employment, or other provision of services, termination of employment, or cessation of the provision of services, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

2.8           Indemnification. To the fullest extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Bank against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

ARTICLE III:

SHARES AVAILABLE FOR AWARDS

3.1           Number. Subject to adjustment as provided in Section 3.4, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 300,000. Shares of Common Stock to be issued under the Plan may be made available from authorized but unissued shares of Common Stock, shares of Common Stock held by the Bank in its treasury, or shares of Common Stock purchased by the Bank on the open market or otherwise.

3.2           Award Limitations. No Participant receiving an Award will be granted any Award with respect to more than 50,000 shares of Common Stock during any fiscal year.

3.3           Share Counting. If any shares of Common Stock covered by an Award other than a Substitute Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, or such an Award is otherwise settled without the delivery of the full number of shares of Common Stock underlying the Award, then the shares of Common Stock covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the Plan. Shares of Common Stock underlying Substitute Awards shall not reduce the number of shares of Common Stock available for delivery under this Plan. Shares of Common Stock delivered in payment of the purchase price in connection with the exercise of Options or shares of Common Stock delivered or withheld to pay tax-withholding obligations or otherwise under the Plan shall not be added to and shall not increase the number of shares of Common Stock available for purposes of the Plan.

6

3.4           Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Bank, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Bank, or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of shares of Common Stock (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the individual limits set forth in Sections 4(a); (ii) the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of shares of Common Stock subject to any Award shall always be a whole number. The Committee’s adjustment shall be effective and binding for all purposes of this Plan, provided that no adjustment shall be made which will cause an Incentive Stock Option to lose its status as such, and further provided that no such adjustment shall constitute (i) a modification of a stock right within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (ii) an extension of a stock right, including the addition of any feature for the deferral of compensation within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(C), or (iii) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Section 409A within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(E). Furthermore, no adjustment as the result of a change in capitalization shall cause the exercise price to be less than the Fair Market Value of such shares (as adjusted to reflect the change in capitalization) on the date of grant, and any adjustment as the result of the substitution of a new stock right or the assumption of an outstanding stock right pursuant to a corporate transaction shall satisfy the conditions described in Treas. Reg. Section 1.409A-1(b)(5)(v)(D).

ARTICLE IV:
ELIGIBILITY

All Eligible Individuals are eligible to participate in this Plan and receive Awards hereunder. Holders of equity-based awards issued by a company acquired by the Bank or with which the Bank combines are eligible to receive Substitute Awards hereunder.

ARTICLE V:
OPTIONS AND SARS

5.1           Grant. The Committee is hereby authorized to grant Options and SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee determines. The grant of Options or SARS shall be evidenced by an Award Agreement that contains the terms of the Award, including, but not limited to: (i) the number of shares of Common Stock that may be issued upon exercise of an Option or number of SARs subject to an Award; (ii) the exercise or base price of each Option or SAR; (iii) the term of the Option or SAR; (iv) such terms and conditions on the vesting and/or exercisability of an Option or SAR as may be determined by the Committee; (v) any restrictions on transfer of the Option or SAR and forfeiture provisions; (vi) the effect on the term of the Option or SAR of the Separation from Service of the Participant; and (vii) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Committee.

5.2           Exercise Price. The exercise price per share of Common Stock under an Option or SAR will be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date of grant of such Option or SAR; and provided further that in the case of ISOs granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Bank, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the ISO is granted. The Committee shall not have the authority to reprice Options or SARs to reduce the exercise price without first obtaining shareholder approval for such repricing.

7

5.3           Term. The term of each Option and SAR will be fixed by the Committee in its discretion; provided , however, that the term shall not be more than ten (10) years from the date the Option or SAR is granted.

5.4           Exercisability. Subject to the terms of the Plan and the related Award Agreement, any Option or SAR may be exercised at any time during the period commencing with either the date that Option or SAR is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option or SAR. A Participant may exercise his Option or SAR for all or part of the number of shares of Common Stock or rights which he is eligible to exercise under terms of the Option or SAR. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price is received by the Bank. The Committee will determine the method or methods by which payment may be made, including, without limitation, payment (i) in cash, or its equivalent, (ii) by exchanging shares of Common Stock owned by the Participant for at least six months (which are not the subject of any pledge or other security interest), (iii) by having the Bank “net settle” the shares by withholding from the shares of Common Stock which would otherwise be delivered to the Participant such shares with a Fair Market Value sufficient to satisfy the minimum withholding required with respect thereto as determined by the Committee, (iv) through any broker’s cashless exercise procedure approved by the Committee, or (v) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such shares of Common Stock so tendered to the Bank as of the date of such tender is at least equal to such exercise price.

5.5           Separation from Service. Except as otherwise provided in the Award Agreement documenting an Option or SAR Award, the following general rules will apply to outstanding Option and SAR Awards at the time of Separation from Service:

(a)          In the event of Separation from Service for Cause, unless otherwise determined by the Committee, all outstanding Option and SAR Awards, whether vested or unvested, will immediately terminate and be forfeited.

(b)          In all other events of Separation from Service, the Participant shall have a period of ninety (90) days following such Separation from Service (or, if shorter, until the end of the term of a particular Option or SAR as established in the original Award Agreement) to exercise any vested and unexercised Options and SARs then outstanding; all unvested Option and SAR Awards shall immediately terminate and be forfeited.

5.6           Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. No Incentive Stock Option shall be granted to any Eligible Individual who is not an Employee of the Bank. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as “incentive stock options” (and will be deemed to be Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of shares of Common Stock (determined as of the date of grant) with respect to such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Bank) exceeds $100,000, taking Options into account in the order in which they were granted or (ii) such Options otherwise remain exercisable but are not exercised within two and one-half (2 1/2) months of termination of employment (or such other period of time provided in Section 422 of the Code).

8

5.7           Disqualifying Disposition Notice. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Bank in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such shares of Common Stock before the later of (i) two years after the date of grant of the Incentive Stock Option or (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the Incentive Stock Option. The Bank may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares of Common Stock.

ARTICLE VI:
RESTRICTED STOCK AWARDS

6.1           Grant. The Committee is hereby authorized to grant Awards of Restricted Stock to Eligible Individuals. The grant of Restricted Stock shall be evidenced by an Award Agreement that contains the terms of the Award, including, but not limited to: (i) the number of shares of Restricted Stock subject to such Award; (ii) the purchase price, if any, of the shares of Restricted Stock and the means of payment for such shares; (iii) the performance criteria, if any, and level of achievement in relation to the criteria that shall determine the number of shares of Restricted Stock granted, issued, retainable and/or vested; provided, however, that any such performance criteria shall be selected from the criteria set forth in Section 9.2 to the extent the Committee intends that the Award comply with Section 162(m); (iv) such terms and conditions of the grant, issuance, vesting and/or forfeiture of the Restricted Stock as may be determined from time to time by the Committee; (v) restrictions on transferability of the Restricted Stock; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Committee.

6.2           Vesting and Forfeiture. Restricted Stock granted under this Article VI is subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise determined by the Committee, upon a Separation from Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Bank; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations of employment resulting from specified causes.

6.3           Stock Certificates. An Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock, such certificate will be registered in the name of the Participant and bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Common Stock.

9

6.4           Dividends and Voting Rights. Unless otherwise determined by the Committee, a Participant holding an outstanding Award of Restricted Stock shall be entitled to (i) receive all dividends and distributions paid in respect of shares of Common Stock underlying such award; provided, that if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same vesting and other restrictions as apply to the Restricted Stock with respect to which they were paid, and (ii)

exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period during which such shares remain subject to restriction.

ARTICLE VII:
RESTRICTED STOCK UNIT AWARDS

7.1           Grant. The Committee is hereby authorized to grant Awards of Restricted Stock Units to Eligible Individuals. The grant of Restricted Stock Units shall be evidenced by an Award Agreement that contains the terms of the Award, including, but not limited to: (i) the number of Restricted Stock Units subject to such Award; (ii) the purchase price, if any, of the Restricted Stock Units and the means of payment for such Restricted Stock Units; (iii) the performance criteria, if any, and level of achievement in relation to the criteria that shall determine the number of Restricted Stock Units granted, issued, retainable and/or vested; provided, however, that any such performance criteria shall be selected from the criteria set forth in Section 9.2 to the extent the Committee intends that the Award comply with Section 162(m); (iv) such terms and conditions of the grant, issuance, vesting and/or forfeiture of the Restricted Stock Units as may be determined from time to time by the Committee; (v) restrictions on transferability of the Restricted Stock Units; and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Committee.

7.2           Vesting. The Awards of Restricted Stock Units granted under this Article VII are subject to such restrictions as the Bank may impose, which restrictions may lapse separately or in combination, at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

7.3           Separation from Service. Without limiting the foregoing, and except as otherwise revised in the Award Agreement documenting a Restricted Stock Unit Award (“RSUs”) or otherwise determined by the Committee, in the event of Separation from Service for Cause (as determined by the Bank), unless otherwise determined by the Committee, all outstanding RSUs will immediately terminate and be forfeited. In all other events of Separation from Service, to the extent not previously paid, the Participant shall be paid any vested RSUs in accordance with the payment provisions of Section 7.4, and all unvested RSUs shall immediately terminate and be forfeited.

7.4           Payment of Award. The shares of Common Stock or cash underlying a Restricted Stock Unit Awards shall (subject to satisfaction of any purchase price requirement) be transferred or paid to the Participant as soon as practicable following the Award date or the termination of the vesting or other restrictions set forth in the Plan or the applicable Award Agreement and the satisfaction of any and all other conditions of the Award applicable to such Restricted Stock Unit Award (the “Restriction End Date”), but in no event later than two and one-half (2½) months following the end of the calendar year that includes the later of the Award date or the Restriction End Date, as the case may be. Notwithstanding any of the foregoing, to the extent that the provisions of Section 7.3 hereof or the provisions of any Award Agreement for Restricted Stock Units require, distributions of shares of Common Stock under circumstances that constitute a “deferral of compensation” shall conform to the applicable requirements of Section 409A, including, without limitation, the requirement that a distribution to a Participant who is a Specified Employee which is made on account of the Specified Employee’s Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service.

10

ARTICLE VIII:

STOCK AWARDS AND OTHER STOCK-BASED AWARDS

8.1           Stock Awards. The Committee is hereby authorized to grant Stock Awards to Eligible Individuals. Stock Awards may be issued by the Committee in addition to, or in tandem with, other Awards granted under this Plan, and may be issued in lieu of any cash compensation or fees for services to the Bank as the Committee, in its discretion, determines or authorizes. Stock Awards shall be evidenced by an Award Agreement or in such other manner as the Committee may deem necessary or appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Common Stock underlying a Stock Award, such certificate will be registered in the name of the Participant.

8.2           Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee will determine the terms and conditions of such Awards and set forth such terms and conditions in an Award Agreement related to such Award. Shares of Common Stock or other securities delivered pursuant to a purchase right granted under this Section 8.2 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, shares of Common Stock, other securities, other Awards or other property, or any combination thereof, as the Committee determines, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such shares or other securities as of the date such purchase right is granted.

8.3           Payment. Stock Awards and Other Stock-Based Awards shall be transferred or paid to the Participant as soon as practicable following the Award date and the satisfaction of any and all other conditions of the applicable Award Agreement (the “Satisfaction Date”), but in no event later than two and one-half (2 1/2) months following the end of the calendar year that includes the later of the Award date or the Satisfaction Date, as the case may be. Notwithstanding any of the foregoing, to the extent that the provisions of Article VIII hereof or the provisions of any Award Agreement for Stock Awards or other Stock-Based Awards require, distributions of shares of Common Stock under circumstances that constitute a “deferral of compensation” shall conform to the applicable requirements of Section 409A, including, without limitation, the requirement that a distribution to a Participant who is a Specified Employee which is made on account of the Specified Employee’s Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service.

11

ARTICLE IX:

SECTION 162(m) PERFORMANCE BASED COMPENSATION

9.1           General Requirements. To the extent that a Restricted Stock Award, Restricted Stock Unit Award, Stock Award, Other Stock-Based Award, or Annual Short-term Cash Incentive Award is intended to qualify as performance-based compensation under Section 162(m) (a “Performance Award”) such Award shall satisfy the requirements set forth in this Article IX.

9.2           Performance Goals. Performance Awards shall be conditioned upon the achievement of objective pre-established goal(s) relating to one or more of the following performance measures established in writing by the Committee within 90 days after the beginning of the applicable performance period (and in no event after 25% of the performance period has lapsed) subject to such modifications as specified by the Committee: earnings (including earnings before taxes); earnings per share, diluted or basic; return on investment; stock price; return on equity; total shareholder return; return on capital; return on average assets; credit quality measures; loan and deposit growth; other financial performance ratios such as efficiency ratio; internal control measures; regulatory compliance measures; and mergers and/or acquisitions. To the extent consistent with Section 162(m), the Committee may determine that certain adjustments apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs, including, but not limited to, reductions in force and early retirement incentives; and any extraordinary, unusual, infrequent or non-recurring items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Bank’s annual report to shareholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Bank as a whole or to a business unit, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.

9.3           Certification of Performance Goals. Achievement of the performance goals established in accordance with Section 9.2 shall be certified in writing prior to payment of the Performance Award, as required by Section 162(m). In addition to establishing minimum performance goal(s) below which no compensation shall be payable pursuant to a Performance Award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goal(s) have been achieved.

9.4           Committee Discretion. Notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Award to a Participant if it concludes that such reduction is necessary or appropriate. The Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m).

12

9.5           Payment. Performance Awards shall be transferred or paid to the Participant as soon as practicable following the termination of the vesting or other restrictions set forth in the Plan or the applicable Award Agreement and the satisfaction of any and all other conditions of the Award Agreement applicable to such Performance Award (the “Performance End Date”), but in no event later than two and one-half (2 1/2) months following the end of the calendar year that includes the Performance End Date.

ARTICLE X:

GENERAL TERMS APPLICABLE TO AWARDS

10.1         Exemptions from Section 16(b) Liability. With respect to a Reporting Person, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Bank to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b).

10.2         Non-Assignment. Except as the Committee may otherwise determine from time to time: (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; and provided, further, however, that in no event shall the Committee authorize any assignment, alienation, sale, or other transfer under this paragraph that would provide a Participant or beneficiary with the opportunity to receive consideration from a third party; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Bank. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

10.3         Repurchase Right. Prior to the time that shares of Common Stock are publicly traded on a national securities exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act, after a Participant's Separation from Service , the Bank has the right (but not the obligation) to repurchase such Participant’s shares of Common Stock which were issued pursuant to the exercise or vesting of Awards issued under the Plan (herein, such shares of Common Stock are referred to as the “Plan Shares”) at Fair Market Value as of the date of repurchase. Such right of repurchase shall be exercisable at any time and from time to time at the discretion of the Bank.

10.4         Right of First Refusal. Prior to the time that shares of Common Stock are publicly traded on a national securities exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act, any Plan Shares shall be subject to a right of first refusal on behalf of the Bank. By virtue of this right, such Plan Shares may not be transferred during the Participant's lifetime to any person, unless such transfer occurs within fifteen days following the expiration of thirty days after the Bank was given a written notice which correctly identified the prospective transferee or transferees and which offered the Bank an opportunity to purchase such shares at their Fair Market Value as of the date of repurchase in cash, and such offer was not accepted within thirty days after the Bank’s receipt of that notice.

13

10.5       Section 409A Compliance. Notwithstanding any other provision of this Plan to the contrary, all Awards under this Plan shall be designed and administered in a manner that does not result in the imposition of tax or penalties under Section 409A. Accordingly, Awards under this Plan shall comply with the following requirements, as applicable.

(a)          Distributions to Specified Employees Upon Separation from Service. To the extent that payment under an Award which is subject to Section 409A is due to a Specified Employee on account of the Specified Employee’s Separation from Service from the Bank such payment shall be delayed until the first day of the seventh month following such Separation from Service (or as soon as practicable thereafter). The Committee, in its discretion, may provide in the Award Agreement for the payment of interest at a rate set by the Committee for such six-month period.

(b)          No Acceleration of Payment. To the extent that an Award is subject to Section 409A, payment under such Award shall not be accelerated from the date(s) specified in the Award Agreement as of the date of grant.

(c)          Subsequent Delay in Payment. To the extent that an Award is subject to Section 409A, payment under such Award shall not be deferred beyond the dates specified in the Award Agreement as of the date of grant, unless the Committee makes the decision to delay payment at least one year prior to the scheduled payment date, and payment is delayed at least five years.

10.6       Exemptions from Section 409A. The following Awards are intended to be exempt from the requirements of Section 409A.

(a)          Non-Discounted Options. Any Option issued with an exercise price that is at least equal to the Fair Market Value of a share of Common Stock on the date of grant.

(b)          Non-Discounted SARs. Any SAR issued with an exercise or base price at least equal to the Fair Market Value of a share of Common Stock on the date of grant.

(c)          Restricted Stock and Stock Awards. Restricted Stock, Stock Awards and any other property right subject to tax under Section 83 of the Code.

(d)          Short-Term Deferrals. Any Award which is paid no later than two and one-half (2 1/2) months following the year in which the Award vests.

10.7       Capital Requirements of the Bank. The Bank’s primary federal regulator may direct the Bank to require all Specified Employees to exercise or forfeit their Options if the Bank’s capital falls below minimum regulatory requirements, as determined by the Bank’s state or primary federal regulator. If a Specified Employee fails to exercise any Options which such Specified Employee is required to exercise pursuant to this Section 10.7, such Options shall be cancelled and forfeited.

14

ARTICLE XI:

CHANGE OF CONTROL

11.1       Generally. The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control (a) subject to Section 10.5, provide for the acceleration of any time periods relating to the exercise or realization of such Awards, so that such Awards may be exercised or realized in full on or before a date fixed by the Committee; (b) provide for the purchase of such Awards, upon the Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise or realization of such Awards had such Awards been currently exercisable or payable; (c) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; or (d) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change of Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Bank.

11.2       Definition. “Change of Control” means a change of control of the Bank of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act, or Item 5.01 of a Current Report on Form 8-K or any successor rule, whether or not the Bank is then subject to such reporting requirements; provided that, without limitation, such a Change of Control shall be deemed to occur if:

(a)          any “person” (as such term is used in Sections 13(d) and 14 (d) of the Exchange Act) is or becomes the “beneficial owner” (as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, in a transaction or series of transactions, of securities of the Bank representing more than 50% of the voting power of the Bank’s voting capital stock (the “Voting Stock”); or

(b)          The consummation of a merger, or other business combination after which the holders of the Voting Stock do not collectively own 50% or more of the voting capital stock of the entity surviving such merger or other business combination, or the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of the assets of the Bank; or

(c)          A majority of the Board is replaced in any twelve (12) month period by individuals whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

Any good faith determination by the Committee as to whether a Change of Control within the meaning of this Section has occurred shall be conclusive and binding on the Participants.

ARTICLE XII:

EFFECTIVE DATE, AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

12.1       Effective Date. The Plan is effective as of . No Award may be granted under the Plan after the tenth anniversary of the date at which this Plan is approved by shareholders of the Bank. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

15

12.2       Plan Amendment and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without: (i) shareholder approval if such approval is necessary to comply with any tax, legal or regulatory (including, for this purpose, the rules of any national securities exchange(s) on which the Common Stock is then listed) requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (ii) the consent of the affected Participant, if such action would adversely affect any material rights of such Participant under any outstanding Award. Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of the Plan with Section 409A regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan.

12.3       Award Amendment. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award; provided, however, that no such action shall impair any material rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan. The Committee may, in its discretion, vest part or all of a Participant’s Award that would otherwise be forfeited; provided that, in the case of a Restricted Stock Unit Award, Stock Award, Other Stock-Based Award or Performance Award, distribution thereof to the Participant shall be made no later than two and one-half (2 1/2) months following the end of the calendar year in which such vesting occurs. Notwithstanding the foregoing, no waiver, amendment, alteration, suspension, discontinuation or termination of the Award by the Committee shall constitute (i) a modification of a stock right within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (ii) an extension of a stock right, including the addition of any feature for the deferral of compensation, within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(C), or an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Code Section 409A within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(E). Furthermore, in no event may the Committee exchange Awards previously granted for Awards of a different type.

12.4       Adjustment of Awards. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Bank, or the financial statements of the Bank, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, subject, with respect to Awards intended to meet the requirements of Section 162(m), compliance with the provisions of Section 162(m).

16

ARTICLE XIII:

MISCELLANEOUS

13.1       No Right to Continued Employment. Nothing in the Plan or in any Award Agreement confers upon any Eligible Individual who is a Participant the right to continue in the service or employment of the Bank or any affiliate or affect any right which the Bank or any affiliate may have to terminate or modify the employment or provision of service of the Participant with or without cause.

13.2       No Rights as a Stockholder. Notwithstanding anything to the contrary in the Plan, no Participant or Successor shall have any voting or other rights as a stockholder of the Bank with respect to any Common Stock covered by an Award until the issuance of a certificate or certificates to the Participant for such Common Stock. Adjustment to Restricted Stock Units may be made for dividends or other rights for which the record date is prior to the issuance of such certificates.

13.3       Withholding. A Participant may be required to pay to the Bank, and the Bank shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash shares of Common Stock, other securities, other Awards or other property) of any applicable withholding and taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“Taxes”), in respect of any Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Bank to satisfy all obligations for the payment of such Taxes. The Bank may require the Participant to make arrangements satisfactory to it for the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of shares of Common Stock delivered to such individual having a Fair Market Value sufficient to satisfy the minimum amount of Taxes required to be withheld, as determined by the Committee. Such reduction of shares of Common Stock delivered to the Participant is hereby specifically authorized as an alternative for the satisfaction of withholding obligations.

13.4       No effect on Compensation. Awards received by a Participant under this Plan are not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Bank or an affiliate , unless expressly so provided by such other plan, contract or arrangement, or unless the Committee so determines. No provision of the Plan shall prevent the Bank from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of options and stock, and awards that do not qualify under Section 162(m), and such arrangements may be generally applicable or applicable only in specific cases.

13.5       Unfunded Plan. This Plan is unfunded and the Bank is not required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Bank, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Bank or other affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Bank.

17

13.6       Limitation of Liability. Any liability of the Bank to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Award Agreement. Except as may be required by law, neither the Bank nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 2.6 hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.

13.7       Legal Requirements. No certificate for shares of Common Stock distributable pursuant to this Plan will be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of Section 409A, applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the national securities exchange(s) on which the Bank’s Stock may, at such time, be listed.

13.8       Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the state of Delaware, without giving effect to its conflict of law provisions.

13.9       Severability. In the event that any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.10     No Fractional Shares. No fractional shares shall be issued or delivered pursuant to this Plan or any Award Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

13.11     Headings. Headings are provided herein for convenience only and not to serve as a basis for interpretation or construction of the Plan.

18